ADDENDUM TO THE

               AGREEMENT AND PLAN OF REORGANIZATION

                     DATED FEBRUARY 27, 2004


          THIS ADDENDUM TO THE AGREEMENT AND PLAN OF REORGANIZATION dated February 27, 2004 (respectively, the "Addendum" and the "Agreement") is made this 2nd day of March, 2004, among Chiropractic 21 International, Inc., a Nevada corporation ("Chiropractic 21"); visionGATEWAY, Inc., a Nevada corporation ("vision"); and the vision stockholders who execute and deliver the Agreement (the "vision Stockholders").

                          WITNESSETH:

                            RECITALS

          WHEREAS, Chiropractic 21, vision and the vision Stockholders have entered into the Agreement pursuant to which Chiropractic 21 shall acquire and the vision Stockholders shall exchange up to 100% of the outstanding common stock of vision in exchange for the Chiropractic 21 shares as herein provided; and

          WHEREAS, in addition to the common stock of vision to be exchanged pursuant to the Agreement, vision has warrants, options, preferred stock and other securities that should have been included in the Agreement and exchange;

           NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

          All vision Warrants, Options, Preferred Non-Voting Shares and shares to be issued pursuant to other defining instruments as listed in Exhibit A to the Agreement shall be exchanged for like Warrants, Options, Preferred Non-Voting Shares and shares to be issued pursuant to other defining instruments of Chiropractic 21.

          All other terms and conditions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Addendum to the Agreement and Plan of Reorganization effective the latest date hereof.

                               CHIROPRACTIC 21 INTERNATIONAL, INC.


Date: 3/2/04.                  By/s/Kirsten Lovato
                                   Kirsten Lovato, President


                              VISIONGATEWAY, INC.


 Date: 2nd March '04.          By/s/Martin G. Wotton
                                   Martin G. Wotton, President
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         ADDENDUM TO AGREEMENT AND PLAN OF REORGANIZATION
                    COUNTERPART SIGNATURE PAGE

        This Counterpart Signature Page for the Addendum to the Agreement and Plan of Reorganization dated February 27, 2004 (respectively, the "Addendum" and the "Agreement") is made this 2nd day of March, 2004, among Chiropractic 21 International, Inc., a Nevada corporation ("Chiropractic 21"); visionGATEWAY, Inc., a Nevada corporation ("vision"); and the vision stockholders who execute and deliver the Agreement (the "vision Stockholders"), by which the undersigned, through execution and delivery of this Counterpart Signature page, intends to be legally bound by the terms of the Addendum.

                       Aspen Capital Partners Limited
                       _________________________________________
                        Name (Please Print)
                       206 Tablelands Road
                       _________________________________________
                        Street Address
                       Opotiki North Island, New Zealand
                       __________________________________________
                       City             State                  Zip
                       /s/Martin G. Wotton
                       __________________________________________
                                       (Signature)
                       2nd March 2004
                       __________________________________________
                                            (Date)